As filed with the Securities and Exchange Commission on March 17, 2023

Registration Statement File No. 333-91752

Registration Statement File No. 333-133405

Registration Statement File No. 333-143240

Registration Statement File No. 333-158120

Registration Statement File No. 333-170244

Registration Statement File No. 333-177704

Registration Statement File No. 333-192159

Registration Statement File No. 333-212870

Registration Statement File No. 333-219631

Registration Statement File No. 333-228111

Registration Statement File No. 333-232942

Registration Statement File No. 333-241601

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-91752)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-133405)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-143240)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-158120)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-170244)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-177704)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-192159)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-212870)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-219631)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-228111)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-232942)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-241601)

UNDER

THE SECURITIES ACT OF 1933

ATLAS AIR WORLDWIDE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4146982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of Principal Executive offices)	(Zip Code)

(914) 701-8000

(Registrant’s telephone number, including area code)

ATLAS AIR, INC. 1995 LONG TERM INCENTIVE AND SHARE AWARD PLAN

ATLAS AIR, INC. EMPLOYEE STOCK PURCHASE PLAN

ATLAS AIR WORLDWIDE HOLDINGS, INC. 2004 LONG TERM INCENTIVE AND SHARE AWARD PLAN

ATLAS AIR WORLDWIDE HOLDINGS, INC. 2004 EMPLOYEE STOCK OPTION PLAN

Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan

Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, AS AMENDED

ATLAS AIR WORLDWIDE HOLDINGS, INC. 2016 Incentive Plan

ATLAS AIR WORLDWIDE HOLDINGS, INC. 2016 Incentive Plan, AS AMENDED

ATLAS AIR WORLDWIDE HOLDINGS, INC. 2018 Incentive Plan

ATLAS AIR WORLDWIDE HOLDINGS, INC. 2018 Incentive Plan, AS AMENDED

(Full title of the plans)

Adam R. Kokas, Esq.

Executive Vice President, General Counsel and Secretary

Atlas Air Worldwide Holdings, Inc.

2000 Westchester Avenue

Purchase, New York 10577

Telephone: (914) 701-8000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert I. Townsend, III, Esq.

O. Keith Hallam, III, Esq.

Andrew C. Elken, Esq.

Claudia J. Ricciardi, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Registrant”), is filing these Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”), to deregister any and all shares of the Registrant’s common stock, par value $0.01 per share (the “Registrant Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•	Registration Statement on Form S-8 (Registration File No. 333-91752), which was filed with the Commission on July 2, 2002, pertaining to the registration of 3,000,000 shares of Registrant Common Stock under the Atlas Air, Inc. 1995 Long Term Incentive and Share Award Plan;

•	Registration Statement on Form S-8 (Registration File No. 333-133405), including the reoffer prospectus contained therein, which was filed with the Commission on April 19, 2006, pertaining to the registration of 2,772,559 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2004 Long Term Incentive and Share Award Plan, which includes the Atlas Air Worldwide Holdings, Inc. 2004 Employee Stock Option Plan;

•	Registration Statement on Form S-8 (Registration File No. 333-143240), which was filed with the Commission on May 24, 2007, pertaining to the registration of 628,331 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan;

•	Registration Statement on Form S-8 (Registration File No. 333-158120), which was filed with the Commission on March 20, 2009, pertaining to the registration of 1,100,000 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, as amended;

•	Registration Statement on Form S-8 (Registration File No. 333-170244), which was filed with the Commission on November 1, 2010, pertaining to the registration of 500,000 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, as amended;

•	Registration Statement on Form S-8 (Registration File No. 333-177704), which was filed with the Commission on November 3, 2011, pertaining to the registration of 800,000 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, as amended;

•	Registration Statement on Form S-8 (Registration File No. 333-192159), which was filed with the Commission on November 7, 2013, pertaining to the registration of 1,300,000 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, as amended;

•	Registration Statement on Form S-8 (Registration File No. 333-212870), which was filed with the Commission on August 3, 2016, pertaining to the registration of 722,415 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2016 Incentive Plan;

•	Registration Statement on Form S-8 (Registration File No. 333-219631), which was filed with the Commission on August 2, 2017, pertaining to the registration of 125,000 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2016 Incentive Plan, as amended;

•	Registration Statement on Form S-8 (Registration File No. 333-228111), which was filed with the Commission on November 1, 2018, pertaining to the registration of 450,651 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2018 Incentive Plan;

•	Registration Statement on Form S-8 (Registration File No. 333-232942), which was filed with the Commission on August 1, 2019, pertaining to the registration of 935,000 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2018 Incentive Plan, as amended; and

•	Registration Statement on Form S-8 (Registration File No. 333-241601), which was filed with the Commission on August 6, 2020, pertaining to the registration of 1,037,250 shares of Registrant Common Stock under the Atlas Air Worldwide Holdings, Inc. 2018 Incentive Plan, as amended.

On August 4, 2022, the Registrant entered into that certain Agreement and Plan of Merger with Rand Parent, LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by affiliates of Apollo Global Management, Inc., J.F. Lehman & Company, LLC and Hill City Capital LP, and Rand Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), which provides for the merger of MergerCo with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on March 17, 2023, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

In connection with the Merger, the Registrant has terminated any and all of the offerings of the Registrant’s securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statements and removes from registration any and all of the securities of the Registrant registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 17th day of March, 2023.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ Adam R. Kokas
	Name:	Adam R. Kokas
	Title:	Executive Vice President, General Counsel and Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.